February 3, 2010                                                                                                FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL, INC.
UPDATES FIRST QUARTER RESULTS
FOR UNANTICIPATED LEGAL DECISION

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. (RJF: NYSE) announced today that an award in the amount of $12,115,000 was entered in a FINRA arbitration against the company’s subsidiary, Raymond James & Associates, Inc. (RJA). The unanticipated judgment was based on the arbitrators’ decision that found RJA liable for the raiding of four A.G. Edwards & Sons, Inc. (“A.G. Edwards”) branches shortly after it was announced that A.G. Edwards had been acquired by Wachovia Securities, which was subsequently sold to Wells Fargo Advisors. The panel did not provide any explanation for their conclusion. Raymond James does not agree with the panel’s decision and believes that the financial advisors concerned were evaluating other affiliation alternatives at that time, in response to the takeover of A.G. Edwards by Wachovia. Although the company is currently reviewing the matter to determine its next course of action, it is difficult to appeal arbitration panel decisions.

Raymond James Financial’s financial information previously included in its Form 8-K dated January 21, 2010, was therefore updated for the three months ending December 31, 2009, to reflect this decision. This resulted in an increase in other expense of $10.75 million, related adjustments to profit-based accruals, a decrease in Private Client Group pre-tax results of $10.1 million, a decrease in net income of $6 million and a decrease in diluted earnings per share of $0.04. The updated financial information will be reflected in the company’s financial statements in its first quarter report and on Form 10-Q when filed.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three wholly owned broker/dealers (Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd.) and Raymond James Investment Services Limited, a majority-owned independent contractor subsidiary in the United Kingdom, have a total of more than 5,300 financial advisors serving approximately 1.9 million accounts in more than 2,300 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $232 billion, of which $30 billion are managed by the firm’s asset management subsidiaries.

To the extent that Raymond James makes or publishes forward-looking statements (regarding economic conditions, management expectations, strategic objectives, business prospects, anticipated expense savings, loan reserves/losses, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters), a variety of factors, many of which are beyond Raymond James’ control, could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors are described in Raymond James’ 2009 annual report on Form 10-K which is available on raymondjames.com and sec.gov.

Raymond James Financial, Inc.
Unaudited Report
For the three months ended
(all data in thousands, except per share earnings)

	Dec 31,	Dec 31,	%	Sept 30,	%
	2009	2008	Change	2009	Change
Total Revenues	$702,669	$695,833	1%	$678,023	4%
Net Revenues	686,967	663,942	3%	667,158	3%
Pre-Tax Income	69,388	101,664	(32%)	61,883	12%
Net Income	42,903	61,093	(30%)	42,969	-

	Dec 31,	Dec 31,	%	Sept 30,	%
	2009	2008	Change	2009	Change
Income for basic earnings per common
share1:
Net Income applicable to Raymond
James Financial, Inc.	$42,903	$ 61,093	(30%)	$ 42,969	-
Less allocation of earnings and
dividends to participating securities	1,789	2,403	(26%)	1,847	(3%)
Net income applicable to Raymond
James Financial, Inc. common
shareholders	$ 41,114	$58,690	(30%)	$ 41,122	-
Income for diluted earnings per common
share1:
Net Income applicable to Raymond
James Financial, Inc.	$ 42,903	$ 61,093	(30%)	$ 42,969	-
Less allocation of earnings and
dividends to participating securities	1,787	2,399	(26%)	1,845	(3%)
Net income applicable to Raymond
James Financial, Inc. common
shareholders	$ 41,116	$ 58,694	(30%)	$ 41,124	-
Common shares1:
Average common shares in basic
computation:	118,763	116,307		118,147
Dilutive effect of outstanding stock
options	220	252		157
Average common shares used in
diluted computation	118,983	116,559		118,304

Earnings per common share1:
Basic	$ 0.35	$ 0.50	(30%)	$ 0.35	-
Diluted	$ 0.35	$ 0.50	(30%)	$ 0.35	-

	Balance Sheet Data

	December	September
	2009	2009
Total assets	$ 14.7 bil.	$ 18.2 bil.
Shareholders’ equity	$2,093 mil.	$2,032 mil.
Book value per share	$17.53	$17.11

	December 31,	December 31,	%	September 30,	%
	2009	2008	Change	2009	Change
Revenues:
Private Client Group	$ 454,824	$ 414,544	10%	$ 421,157	8%
Capital Markets	133,773	128,706	4%	142,011	(6%)
Asset Management	49,998	51,291	(3%)	44,489	12%
RJ Bank	68,922	109,239	(37%)	70,044	(2%)
Emerging Markets	3,718	4,323	(14%)	4,263	(13%)
Stock Loan/Borrow	1,875	3,290	(43%)	2,011	(7%)
Proprietary Capital	(35)	538	(107%)	2,962	(101%)
Other	1,758	1,086	62%	2,566	(31%)
Intersegment Eliminations	(12,164)	(17,184)	29%	(11,480)	(6%)
Total Revenues	$ 702,669	$ 695,833	1%	$ 678,023	4%

Pre-Tax Income:
Private Client Group	$ 31,712	$ 32,585	(3%)	$ 22,286	42%
Capital Markets	11,394	14,289	(20%)	22,986	(50%)
Asset Management	12,066	9,074	33%	9,742	24%
RJ Bank	24,637	54,626	(55%)	10,395	137%
Emerging Markets	(1,412)	(465)	(204%)	(821)	(72%)
Stock Loan/Borrow	687	1,223	(44%)	696	(1%)
Proprietary Capital	(812)	(544)	(49%)	2,389	(134%)
Other	(8,884)	(9,124)	3%	(5,790)	(53%)
Pre-Tax Income	$ 69,388	$ 101,664	(32%)	$ 61,883	12%

1 During the quarter ended December 31, 2009, we changed the methodology used to calculate basic and diluted earnings per share in accordance with new accounting guidance. Prior period earnings per basic and diluted shares have been restated. Earnings per basic and diluted shares have been reduced by $0.02 and $0.01 for the quarters ended December 31, 2008 and September 30, 2009, respectively. The relevant accounting guidance is Financial Accounting Standards Board ASC 260-10-45.

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
Quarter-to-Date
(in thousands, except per share amounts)
	Three Months Ended
	Dec 31,	Dec 31,	%	Sept 30,	%
	2009	2008	Change	2009	Change
Revenues:
Securities commissions and fees	$ 469,151	$ 418,225	12%	$ 440,430	7%
Investment banking	25,718	20,733	24%	35,804	(28%)
Investment advisory fees	43,975	44,435	(1%)	36,844	19%
Interest	91,372	143,612	(36%)	93,862	(3%)
Net trading profits	11,637	9,175	27%	12,791	(9%)
Financial service fees	36,782	33,135	11%	31,631	16%
Other	24,034	26,518	(9%)	26,661	(10%)

Total Revenues	702,669	695,833	1%	678,023	4%
Interest Expense	15,702	31,891	(51%)	10,865	45%
Net Revenues	686,967	663,942	3%	667,158	3%

Non-Interest Expenses:
Compensation, commissions
and benefits	471,079	419,254	12%	455,149	4%
Communications and information
processing	28,074	35,223	(20%)	29,777	(6%)
Occupancy and equipment costs	26,715	26,435	1%	26,506	1%
Clearance and floor brokerage	8,502	8,588	(1%)	8,829	(4%)
Business development	19,881	24,724	(20%)	16,434	21%
Investment advisory fees	9,103	9,722	(6%)	8,082	13%
Bank loan loss provision	22,835	24,870	(8%)	39,702	(42%)
Other	33,665	18,469	82%	25,851	30%
Total Non-Interest Expenses	619,854	567,285	9%	610,330	2%

Income before provision for income taxes
and noncontrolling interests	67,113	96,657	(31%)	56,828	18%
Provision for income taxes	26,485	40,571	(35%)	18,914	40%
Net Income before noncontrolling
Interests	40,628	56,086	(28%)	37,914	7%
Net loss applicable to noncontrolling
interests	(2,275)	(5,007)	55%	(5,055)	55%
Net Income applicable to Raymond
James Financial, Inc.	$ 42,903	$ 61,093	(30%)	$ 42,969	_

Net Income per common share basic	$ 0.35	$ 0.50	(30%)	$ 0.35	_
Net Income per common share diluted	$ 0.35	$ 0.50	(30%)	$ 0.35	_
Weighted average common shares
outstanding-basic	118,763	116,307		118,147
Weighted average common
and common equivalent
shares outstanding-diluted	118,983	116,559		118,304